Exhibit 10.44
RELIANT RESOURCES, INC.
ANNUAL INCENTIVE COMPENSATION PLAN
(As Established Effective January 1, 2001)
First Amendment
Reliant Energy, Inc., a Delaware corporation (formerly known as Reliant Resources, Inc.), having established the Reliant Resources, Inc. Annual Incentive Compensation Plan, effective January 1, 2001 (the “Plan”), and having reserved the right under Section 12 thereof to amend the Plan, does hereby amend the Plan, effective as of the dates set forth herein, as follows:
1. Effective as of April 26, 2004, all references in the Plan to “Reliant Resources, Inc.” and “Reliant Resources, Inc. Annual Incentive Compensation Plan” are hereby amended to read “Reliant Energy, Inc.” and “Reliant Energy, Inc. Annual Incentive Compensation Plan,” respectively, and the definitions of “Company” and “Plan” in Section 2 of the Plan are hereby amended to read as follows:
“Company: Reliant Energy, Inc., or any successor thereto.”
“Plan: This Reliant Energy, Inc. Annual Incentive Compensation Plan, as amended from time to time.”
2. Effective as of January 1, 2008, the definition of “Savings Plan” in Section 2 of the Plan is hereby amended to read as follows:
“Savings Plan: The Reliant Energy, Inc. Savings Plan, as amended and restated effective January 1, 2006, and as thereafter amended, and any successor plan adopted by the Company.”

3. Effective as of January 1, 2008, the first sentence in Section 7 of the Plan is hereby amended to read as follows:
“The Committee has sole and absolute authority and discretion to determine the time and manner in which Awards, if any, shall be paid under this Plan, subject to Section 7(b) below.”
4. Effective as of January 1, 2008, Section 7(b) of the Plan is hereby amended to read as follows:
“(b) Date of Payment: Except as provided under Section 7(c), payment of all Awards shall be made as soon as practicable (as determined by the Committee) following the close of the Plan Year, but in no event later than March 15th immediately following the close of the Plan Year (the ‘Payment Date’).”
IN WITNESS WHEREOF, Reliant Energy, Inc. has caused these presents to be executed by its duly authorized officer in a number of copies, all of which shall constitute one and the same instrument, which may be sufficiently evidenced by any executed copy thereof, this 27th day of September 2007, but effective as of the dates set forth herein.

RELIANT ENERGY, INC.
By:	/s/ Karen D. Taylor
Karen D. Taylor
Senior Vice President – Human Resources

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